UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2024

CANNABIS BIOSCIENCE INTERNATIONAL HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Colorado	333-267039	84-4901299
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

6201 Bonhomme Road, Suite 466S
Houston, TX		77036
(Address of principal executive offices)		(ZIP Code)

(214) 733-0868
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2024, the Registrant and 1800 Diagonal Lending LLC, a Virginia limited liability company, entered into a Securities Purchase Agreement (the “SPA”), under which the Registrant agreement to make, and the Lender agreed to purchase a promissory note, dated as of March 14, 2024, in the principal amount of $66,000 (the “Note”). The Note was subject to an “original issuance discount” of $11,000 and to an “initial interest charge” of 13% of the principal amount of the Note, or $8,580. The Registrant paid the Lender a due diligence fee of $1,500 and the Lender’s counsel legal fees of $3,500 from the proceeds of the Note. The net proceeds received by the Registrant after the original issuance discount, the initial interest change and payment of said fees were $50,000.

The transactions contemplated by the SPA and the Note were closed on March 18, 2024.

The Registrant is using the net proceeds for general working capital purposes.

The Note requires the Registrant to repay the Lender in five installments, as follows: a payment of $37,290 on September 15, 2024, and payments of $9,322.50 on each of October 15, 2024, November 15, 2024, December 15, 2024, and January 15, 2025. Each of these payments includes accrued interest.

The Note requires the Registrant to reserve a sufficient number of shares of its common stock (“Common Stock”) to provide for the issuance of Common Stock upon the full conversion of the Note (the “Reserve”), such that the Registrant is required at all times to reserve three times the number of shares that are issuable upon full conversion of the Note, to be increased or decreased based on the conversion price of the Note from time to time. The Registrant has established an initial reserve of 435,164,835 shares.

Upon the occurrence and during the continuation of any Event of Default, as defined in the Note, it shall become immediately due and payable and the Registrant shall pay to the Lender, in full satisfaction of its obligations under the Note, an amount equal to 150% times the sum of (w) the then outstanding principal amount of the Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment plus (y) Default Interest on the amounts referred to in clauses (w) and/or (x) plus (z) amounts owed to the Lender in connection with the exercise of its conversion rights or Registrant’s failure timely to issue shares upon exercise of such rights. The Lender may also exercise all other rights and remedies available at law or in equity. Events of Default include failure to pay principal and interest; breach of certain representations, warranties and covenants; the appointment of a receiver or trustee over a substantial portion of the property or business of the Registrant or it subsidiary; bankruptcy; delisting of the Common Stock; failure to comply with the reporting requirements of the Securities Exchange Act of 1934; liquidation; cessation of operations; certain financial statement restatements; failure to replace the Registrant’s transfer agent with another agent that does not agree to maintain the Reserve in accordance with the Note; cross-default with other agreements with the Lender; and failure to comply with the provisions of the Note relating to the Reserve.

At any time after an Event of Default, the Lender may, in satisfaction of the amounts due under the previous paragraph, convert any of all of such amounts into shares of the Registrant’s common stock at a conversion price of 65% of the lowest trading price for the common stock during the 10 trading days prior to the date of conversion, provided that the Lender may not convert any portion of the Note if such conversion would result in the holding by the Lender and its affiliates of more than 4.99% of the outstanding shares of the Registrant’s Common Stock. In the event that the Registrant, without justification, shall fail to deliver the shares of Common Stock issuable upon any conversion within a period of three days after receipt of a notice of conversions, the Registrant is required to pay to the Lender liquidated damages of $2,000 per day after the expiration of such period.

The foregoing are summaries of the provisions of the SPA and the Note, which are qualified in their entirety by reference thereto. The SPA and the Note are filed as Exhibits 10.1 and 10.2, respectively.

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Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Securities Purchase Agreement, dated March 14, 2024, by and between the Registrant and 1800 Diagonal Lending LLC.
10.2	Promissory Note, dated March 14, 2024, made by the Registrant in favor of 1800 Diagonal Lending LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS BIOSCIENCE INTERNATIONAL HOLDINGS, INC.

By: /s/ Dante Picazo

Dante Picazo

Chief Executive Officer

Dated: March 28, 2024

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